EXHIBIT 32.1

Section 906 Certification

The undersigned officers of Anika Therapeutics, Inc. (the “Company”) hereby certify in their respective capacities that, to their knowledge, the Company’s Annual Report on Form 10-K to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2011	/s/ CHARLES H. SHERWOOD, PH.D.
Charles H. Sherwood, Ph.D. Chief Executive Officer

/s/ KEVIN W. QUINLAN
Kevin W. Quinlan Chief Financial Officer